UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Ethan Allen Drive
Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

__________________Not Applicable_________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

On July 26, 2007, Ethan Allen Global, Inc. and Ethan Allen Retail, Inc., subsidiaries of Ethan Allen Interiors Inc. (collectively, the “Company”), entered into a Second Amended and Restated Private Label Consumer Credit Card Program Agreement with GE Money Bank (the “Agreement”).

The Agreement amends and restates the prior Credit Card Program Agreement between Ethan Allen Inc. and General Electric Capital Corporation dated August 25, 1995, as amended, including extending its term for an additional five (5) years. The Agreement sets forth the terms and conditions under which GE Money Bank will provide third-party financing associated with the Company’s private label credit card portfolio. All such financing is provided on a non-recourse basis to Company and its subsidiaries and affiliates.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement, which will be filed in accordance with SEC rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.
Date: July 26, 2007	By:	/s/ M. Farooq Kathwari
M. Farooq Kathwari Chairman, President and Chief Executive Officer